EXHIBIT 10.1

SPONSORSHIP AGREEMENT

This Sponsorship Agreement (the "Agreement") is entered into as of August 5, 2026 (the "Effective Date"),

BY AND BETWEEN

VisionWave Holdings Inc., a Delaware corporation whose common stock is listed on The Nasdaq Stock Market under the ticker symbol "VWAV", with its principal offices at 300 Delaware Ave., Suite 210 #301, Wilmington, Delaware 19801, USA ("VisionWave" or the "Sponsor");

AND

Hen Basketball Haifa Club, Registered Association No. 580635878, organized under the laws of the State of Israel, with its principal offices in Haifa, Israel ("Hen Basketball Haifa" or the "Club").

VisionWave and the Club are each referred to herein as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, VisionWave is a publicly traded technology and defense company listed on The Nasdaq Stock Market under the ticker symbol VWAV;

WHEREAS, Hen Basketball Haifa is a professional basketball club competing in the Israeli basketball leagues and desires to secure VisionWave as its principal sponsor for the 2026–2027 season;

WHEREAS, VisionWave desires to promote its business, brand, products and corporate image through a strategic sponsorship relationship with the Club;

WHEREAS, as consideration for the sponsorship rights granted herein, VisionWave has agreed to issue two million (2,000,000) newly issued shares of VisionWave common stock to the Club, subject to applicable U.S. securities laws and transfer restrictions;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

1. Appointment:

VisionWave hereby appoints Hen Basketball Haifa as an official sponsored sports club of VisionWave for the 2026–2027 basketball season.

Hen Basketball Haifa hereby accepts such appointment and agrees to perform all sponsorship obligations set forth in this Agreement.

2. Term:

This Agreement shall commence on the Effective Date and shall remain in full force until the conclusion of the 2026–2027 basketball season, unless earlier terminated in accordance with this Agreement.

3. Sponsorship Consideration:

As consideration for the sponsorship rights granted herein:

VisionWave shall issue to Hen Basketball Haifa:

2,000,000 newly issued shares of VisionWave Holdings Inc. common stock (the "Shares").

The Parties acknowledge that:

- the shares are newly issued by VisionWave;
- the shares shall be issued pursuant to applicable U.S. securities laws;
- the shares shall be restricted securities;
- the shares shall be subject to a six (6) month holding period pursuant to Rule 144 under the U.S. Securities Act of 1933, as amended, and any other applicable securities laws;
- appropriate restrictive legends may be placed on the share certificates or electronic book-entry records.

- T he Shares shall be issued in a private placement exempt from the registration requirements of the U.S. Securities Act of1933 .as amended (the "Securities Act") ,1933

Following expiration of the applicable holding period, any resale of the shares shall remain subject to compliance with Rule 144 and all applicable securities laws.

The Club represents and warrants to VisionWave that: (a) it is acquiring the Shares for its own account, for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws; (b) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and has had the opportunity to review VisionWave's filings with the U.S. Securities and Exchange Commission and to ask questions of VisionWave; (c) it understands that the Shares have not been registered under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration; and (d) it will not engage in any short sales of, or hedging or derivative transactions with respect to, VisionWave common stock at any time while it holds any Shares. The Club shall have no registration rights with respect to the Shares except as may be set forth in a separate written agreement executed by VisionWave, if any.

The Club acknowledges and agrees that the market value of the Shares will fluctuate and may decline, that VisionWave makes no representation or warranty as to the present or future value of the Shares, and that the number of Shares issuable under this Agreement is fixed and shall not be subject to any adjustment, reset or true-up based on the trading price of VisionWave common stock.

The issuance of the Shares is subject to the approval of the Board of Directors of VisionWave and to the submission of a Listing of Additional Shares notification to The Nasdaq Stock Market, to the extent required. Following the expiration of the applicable holding period, the Club shall not sell, on any single trading day, a number of Shares exceeding ten percent (10%) of the average daily trading volume of VisionWave common stock for the ten (10) trading days preceding the date of such sale.

4. Status As Main Sponsor:

Throughout the Term, VisionWave shall be recognized as the **Main Sponsor** of Hen Basketball Haifa.

The Club shall not designate any competing entity as an additional main sponsor without the prior written consent of VisionWave.

5. Jersey Branding:

During the Term, the Club shall prominently display the official VisionWave logo on the official playing jerseys worn by the Club during:

- Israeli League games;
- State Cup games;
- Friendly matches;
- International competitions, if applicable;
- official team photographs; and
- other official appearances where team uniforms are worn.

The exact placement, dimensions, color specifications and production standards shall be mutually approved by the Parties.

6. Additional Sponsorship Rights:

The Club shall use commercially reasonable efforts to provide VisionWave with meaningful promotional exposure throughout the season, including, where available:

- use of the VisionWave logo on official Club marketing materials;
- inclusion on the Club's official website;
- inclusion on the Club's social media channels;
- reasonable visibility at home games;
- acknowledgment as the Club's main sponsor in official publications and sponsor listings.

7. Intellectual Property:

Each Party retains ownership of all of its trademarks, copyrights, trade names, logos and other intellectual property.

VisionWave grants the Club a limited, non-exclusive, non-transferable license to use the VisionWave name and logo solely for purposes of performing this Agreement.

No ownership rights are transferred.

8. Representations:

Each Party represents that:

- it is duly organized and validly existing;
- it possesses all authority necessary to execute this Agreement;
- execution of this Agreement does not violate any agreement binding upon it.

9. No Price Protection:

For the avoidance of doubt, the number of Shares issuable under this Agreement is fixed. The Club shall not be entitled to receive any additional shares, cash payment, ratchet, reset, true-up, make-whole or other adjustment or compensation of any kind based upon the trading price or market value of VisionWave common stock at any time, and any decline in the market price or value of the Shares shall not give rise to any claim against VisionWave or any obligation of VisionWave to provide additional consideration to the Club.

10. Public Announcements:

The Club shall not, and shall cause its officers, players and representatives not to, issue any press release or make any public statement concerning VisionWave, this Agreement or the sponsorship relationship without the prior written approval of VisionWave.

Press releases shall be coordinated between the Parties whenever reasonably practicable.

VisionWave may identify the Club as an official sponsored organization in investor presentations, SEC filings, annual reports, websites and marketing materials. The Club acknowledges that it may from time to time be in possession of material non-public information concerning VisionWave, and agrees not to purchase or sell VisionWave securities while in possession of such information, and not to disclose such information to any third party, in each case in violation of applicable securities laws.

11. Termination:

Either Party may terminate this Agreement upon a material breach by the other Party that remains uncured for thirty (30) days following written notice. In addition, VisionWave may terminate this Agreement with immediate effect upon written notice if the Club, or any of its officers, players or representatives, engages in conduct that, in VisionWave's reasonable judgment, brings or is reasonably likely to bring VisionWave into public disrepute, or materially damages the goodwill associated with the VisionWave name or brand.

Termination shall not affect rights accrued prior to termination. If this Agreement is terminated by VisionWave prior to the conclusion of the 2026–2027 season as a result of the Club's material breach or conduct described above, the Club shall promptly return to VisionWave, for no consideration, a

pro-rata portion of the Shares corresponding to the unexpired portion of the Term (or, if the Club no longer holds such Shares, pay to VisionWave an amount equal to the value thereof).

12. Limitation Of Liability:

Neither Party shall be liable for indirect, consequential, punitive or special damages arising from this Agreement except in cases of fraud or willful misconduct.

13. Governing Law:

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

Any dispute arising under this Agreement shall be submitted exclusively to the state or federal courts located in Delaware.

14. Entire Agreement:

This Agreement constitutes the complete understanding between the Parties and supersedes all prior discussions, negotiations and understandings relating to its subject matter.

No amendment shall be effective unless made in writing and signed by both Parties.

15. Counterparts:

This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

Electronic signatures shall be deemed original signatures.

IN WITNESS WHEREOF

The Parties have executed this Sponsorship Agreement as of the Effective Date.

VISIONWAVE HOLDINGS INC.

By: ____________________________

Name: **Douglas Davis**

Title: **CEO & Executive Chairman**

Date: 5 August 2026

HEN BASKETBALL HAIFA CLUB

Registered Association No. 580635878

By: ______________________________ חן כדורסל חיפה
ע.ר. 580635878

Name: **Ron Feldheim**

Title: **CEO**

Date: 6.8.2026

חן כדורסל חיפה
ע.ר. 580635878

By: ______________________________

Name: **Yuval Rossman**

Title: **Executive Chairman**

Date: 6.8.2026